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                                                                    EXHIBIT 99.7




                               OPERATING AGREEMENT

                                       OF

                            W.R. HAMBRECHT/INLQ, LLC


                                   DATED AS OF


                                 APRIL 30, 1999





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                                        TABLE OF CONTENTS

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ARTICLE I         DEFINITIONS................................................................1

ARTICLE II        ORGANIZATION...............................................................3

        2.1    Formation; Name...............................................................3

        2.2    Purpose.......................................................................3

        2.3    Principal Place of Business...................................................3

        2.4    Registered Agent..............................................................3

        2.5    Term..........................................................................3

        2.6    Members.......................................................................3

ARTICLE III       CAPITAL INTERESTS AND CONTRIBUTIONS OF THE MEMBERS.........................3

        3.1    Capital Accounts..............................................................3

        3.2    Capital Contributions and Issuance of Units...................................3

        3.3    No Interest on Capital Contributions..........................................4

        3.4    Return of Capital to Members..................................................4

        3.5    Loans.........................................................................4

ARTICLE IV        MANAGEMENT.................................................................4

        4.1    Management....................................................................4

        4.2    Restrictions on Other Activities or Investments...............................4

        4.3    Indemnification...............................................................5

        4.4    Tax Matters Partner...........................................................5

ARTICLE V         PROFITS AND LOSSES.........................................................5

        5.1    General Allocations...........................................................5

        5.2    Overriding Allocations........................................................6

        5.3    Intention Regarding Allocations...............................................6

ARTICLE VI        DISTRIBUTIONS..............................................................6

        6.1    Distributions.................................................................6

ARTICLE VII       BOOKS, RECORDS AND ACCOUNTING..............................................7

        7.1    Books and Records.............................................................7

        7.2    Location of Books and Records.................................................7

        7.3    Accounting Methods............................................................7

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                                       i.
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                                TABLE OF CONTENTS
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        7.4    Fiscal Year...................................................................7

        7.5    Financial Statements; Tax Return Information..................................7

ARTICLE VIII      RESTRICTIONS ON TRANSFER OF UNITS OR ECONOMIC INTEREST.....................7

        8.1    Prohibition on Transfers......................................................7

        8.2    Permitted Transfers...........................................................8

        8.3    Pledge........................................................................8

        8.4    Void Transfers................................................................8

        8.5    Legend on Shares..............................................................8

        8.6    Withdrawal Prohibited.........................................................9

ARTICLE IX        DISSOLUTION AND WINDING-UP.................................................9

        9.1    Events Causing Dissolution....................................................9

        9.2    Winding Up of the Company.....................................................9

ARTICLE X         MISCELLANEOUS..............................................................9

        10.1   Amendment; Entire Agreement...................................................9

        10.2   Notices......................................................................10

        10.3   Binding Effect; Successors and Assigns.......................................10

        10.4   Specific Enforcement.........................................................10

        10.5   Governing Law................................................................10

        10.6   Section Headings.............................................................10

        10.7   Miscellaneous Terms and Usage................................................10

        10.8   Jurisdiction and Venue.......................................................10

        10.9   Arbitration..................................................................10

        10.10  Attorney Fees................................................................11

        10.11  Further Assurances...........................................................12

        10.12  Counterparts and Execution...................................................12

        10.13  Confidentiality..............................................................12



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                                       ii.

                             OPERATING AGREEMENT OF
                            W.R. HAMBRECHT/INLQ, LLC


        THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT of W.R. HAMBRECHT/INLQ, LLC (this "Agreement") is made and entered into as of this 30th day of April, 1999, by and among the Persons listed on Exhibit A attached hereto (the "Members").

                                    RECITALS

        The Members have agreed to form a limited liability company in accordance with the Beverly-Killea Limited Liability Company Act under the name "W.R. Hambrecht/INLQ, LLC". The Members desire to enter into this Agreement in order to set forth their understanding with respect to the management, operation and ownership of the Company.

        NOW, THEREFORE, the Members hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        When used in this Agreement, the following terms have the meanings set forth below:

        "ACT" means the Beverly-Killea Limited Liability Company Act as the same may be amended from time to time.

        "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person.

        "ARTICLES" means the Articles of Organization for the Company originally filed with the California Secretary of State, as amended from time to time.

        "CAPITAL ACCOUNT" The Capital Account of each Member shall consist of its original capital contribution (i) increased by any additional capital contributions, its share of income or gain that is allocated to it pursuant to this Agreement, and the amount of any Company liabilities that are assumed by it or that are secured by any Company property distributed to it, and (ii) decreased by the amount of any distributions to or withdrawals by it, its share of expense or loss that is allocated to it pursuant to this Agreement, and the amount of any of its liabilities that are assumed by the Company or that are secured by any property contributed by it to the Company. The foregoing provision and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managers determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the Company may make such modification as deemed prudent by the Managers, provided that it is not likely to have more than an insignificant effect on the total amounts distributable to any Member pursuant to Article 7 and Article 9.


                                       1.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Treasury Regulations.

        "COMPANY" means W.R. Hambrecht/INLQ, LLC.

        "ECONOMIC INTEREST" means the interest held by a Transferee of a Member or Economic Interest Holder who has not been admitted as a Member.

        "ECONOMIC INTEREST HOLDER" means any Person owning an Economic Interest.

        "INITIAL MEMBER" shall mean the Members originally listed on Exhibit A hereto prior to any amendment thereto and prior to a transfer of any interest herein from an original Member to any other Person.

        "INTERLINQ" shall mean Interlinq Software Corporation, a Washington corporation.

        "MAJORITY IN INTEREST OF THE MEMBERS" means the vote of those Members holding a majority of then outstanding Units.

        "MANAGER" means W.R. Hambrecht/INLQ Management, LLC or any successor appointed pursuant to Section 4.1 hereof.

        "MEMBER MINIMUM GAIN" means "partner nonrecourse debt minimum gain" determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

        "MINIMUM GAIN" has the meaning given to "partnership minimum gain" in
Section 1.704-2(d) of the Treasury Regulations.

        "NET PROFITS" and "NET LOSS" mean the income, gain, loss, deductions, and credits of the Company in the aggregate or separately stated, as appropriate, determined under the method of accounting employed by the Company.

        "OVERDISTRIBUTION" shall mean an amount of money equal to the excess, if any, of (A) the amount of cash and the fair market value of other property actually distributed to the Manager over (B) the amount of cash and fair market value of other property which would have been distributed to the Manager but for the portion of Section 6.1 hereof requiring the Tax Distribution.

        "PERSON" means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust association, or any other entity.

        "TRANSFER" and "TRANSFEREE" shall have the meanings set forth in Section
8.1 hereof.

        "TREASURY REGULATIONS" means the regulations from time to time in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.


                                       2.

        "UNITS" means a Member's entire interest in the Company including the Member's right to share in Net Profits and Net Loss and distributions of cash and other assets of the Company. Each Member's number of Units shall initially be as set forth on Exhibit A.

        "W.R. HAMBRECHT + CO." means W.R. Hambrecht + Co., LLC, a California Limited Liability Company.

                                   ARTICLE II

                                  ORGANIZATION

        2.1 FORMATION; NAME. The Members have caused the Company to be formed as a California limited liability company by filing the Articles in accordance with the Act. The name of the Company is "W.R. Hambrecht/INLQ, LLC." The Company may operate its business under one or more assumed names.

        2.2 PURPOSE. The purpose of the Company is to purchase one hundred percent (100%) of the common stock of Terlin, Inc. ("Terlin"), an affiliate of W.R. Hambrecht + Co., to cause Terlin to merge with and into Interlinq in order to effect a leveraged recapitalization of Interlinq, to own, hold for investment and ultimately sell or transfer shares of Interlinq and to engage in any other activities necessary or appropriate thereto.

        2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company is San Francisco, California, or such other place as the Manager may designate from time to time. The Company may have such other offices as the Manager may designate from time to time.

        2.4 REGISTERED AGENT. The name and address of the Company's registered agent for service of process in the State of California is as set forth in the Articles. The Manager may from time to time change the registered agent or its address through appropriate filings with the California Secretary of State.

        2.5 TERM. The Company shall continue in existence until December 31, 2048, unless the Company is dissolved sooner and its affairs wound up in accordance with this Agreement and the Act.

        2.6 MEMBERS. The name, present mailing address and taxpayer identification number of each Member are set forth in Exhibit A.

                                 ARTICLE III

               CAPITAL INTERESTS AND CONTRIBUTIONS OF THE MEMBERS

        3.1 CAPITAL ACCOUNTS. The Company shall maintain Capital Accounts in accordance with the requirements of the Treasury Regulations.

        3.2 CAPITAL CONTRIBUTIONS AND ISSUANCE OF UNITS. Upon the signing of this Agreement, each Member shall contribute the amount of money set forth on Exhibit A to the Company's capital. Each Unit shall represent a capital contribution of Six Dollars and Forty-

                                       3.

Four Cents ($6.44). No further capital contributions shall be required of the Members, provided, however, that at the final liquidation and winding up of the Company, the Manager shall contribute to the Company's capital the amount, if any, of the Overdistribution.

        3.3 NO INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall be paid by the Company to any Member on any capital contribution.

        3.4 RETURN OF CAPITAL TO MEMBERS. Except as may be specifically provided in this Agreement, no Member shall have the right to withdraw from the Company all or any part of its capital contribution. Except as provided in this Agreement, no Member shall be entitled to a return of any cash or property contributed to the Company until the full and complete winding-up and liquidation of the business and affairs of the Company.

        3.5 LOANS. No Member shall be obligated to lend money to the Company.
A Member may make a loan to the Company if the terms of such loan are agreed to by the Manager.

                                   ARTICLE IV

                                   MANAGEMENT

        4.1 MANAGEMENT. The Company shall be managed by the Manager, as hereinafter provided. The Manager shall serve until it resigns, dies or is terminated. The Manager may be terminated upon Reasonable Cause by a vote of a Majority in Interest of the Members. "Reasonable Cause" shall mean grossly negligent or reckless or intentionally wrongful conduct in the conduct of the Company's business. No other Person shall become a Manager unless such Person is explicitly named as such in a duly approved amendment to this Agreement. The Manager shall have full power and authority to manage the Company's business, and the other Members shall have no right or power to vote on or otherwise control any aspect of the Company's business including but not limited to the sale or encumbrance of any or all of the Company's assets. Except to the extent specifically provided herein, the Manager shall receive no compensation for its services to the Company, but it shall entitled to reimbursement of actual out of pocket expenses incurred in the course of the Company's business. The Manager shall devote such time and attention to the Company's business as is reasonably necessary.

        4.2 RESTRICTIONS ON OTHER ACTIVITIES OR INVESTMENTS. The Manager or any Member may engage or invest in, independently or with others, any business activity of any type or description, including those that might be the same as or similar to the Company's business and that might be in direct or indirect competition with the Company. Except as specifically set forth herein, the Members shall not be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. The Members shall have the right to hold any such investment opportunity or prospective economic advantage for its own account or to recommend such opportunity to Persons other than the Company.



                                       4.

        4.3 INDEMNIFICATION.

               (a) No Member or Manager, or any officer, director, employee, partner, member, manager or Affiliate of either (each, an "Indemnified Person") shall be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company for any loss, cost, claim, expense, or liability attributable to any act or omission by the Indemnified Person with respect to Company matters, unless such act or omission constitutes grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law.

               (b) The Company shall indemnify each Indemnified Person for any loss, cost, claim, expense, or liability attributable to any act or omission by the Indemnified Person with respect to Company matters, unless such act or omission constitutes grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. Expenses incurred by any Indemnified Person in defending a claim or proceeding covered by this paragraph may be paid by the Company in advance of the final disposition of such claim or proceeding, provided the Indemnified Person undertakes to repay such amount if it is ultimately determined that such person was not entitled to be indemnified.

        4.4 TAX MATTERS PARTNER. The Manager is hereby designated as the "tax matters partner" of the Company for purposes of Section 6231(a)(7)(A) of the Code.

                                    ARTICLE V

                               PROFITS AND LOSSES

        5.1 GENERAL ALLOCATIONS. Except as otherwise provided in this Agreement or required by the Treasury Regulations:

                (a) NET LOSSES.

                        (i) Net Losses shall be allocated among the Members in accordance with the relative Capital Account balances of each;

                        (ii) provided, however, that any Net Losses recognized prior to the date on which Members have received aggregate distributions equal to their capital contributions shall first be allocated to the Manager until it has received allocation of Net Losses pursuant to this clause equal to any prior allocations of Net Profit in excess of those made on account of its Units, but on no account shall the Manager be allocated any Net Losses on account of this paragraph (ii) which would cause its Capital Account balance to become negative (or increase such a negative Capital Account balance).

                (b) NET PROFITS. Allocations of Net Profits shall first be made to reverse all prior allocations of Net Losses made pursuant to paragraph (a)(i) above. Net Profits shall thereafter be made eighty percent (80%) to the Members in accordance with their respective number of Units and twenty percent (20%) to the Manager. To the extent the Manager re-allocates any amount pursuant to
Section 6.1, an appropriate amount of Net Profit shall be allocated to the Member(s) receiving such re-allocation.

                                       5.

        5.2 OVERRIDING ALLOCATIONS. The following provisions shall supersede the general allocation of Net Profits and Net Loss set forth in Section 5.1:

                (a) The Manager shall cause the Company to adopt one of the three alternative methods set forth in Section 1.704-3 of the Treasury Regulations with respect to property whose book value (net of liabilities) differs from its tax basis.

                (b) The Company shall comply with the minimum gain chargeback requirement of Section 1.704-2(f) of the Treasury Regulations.

                (c) The Company shall comply with the member minimum gain chargeback requirement of Section 1.704-2(i)(4) of the Treasury Regulations.

                (d) This Agreement hereby incorporates a qualified income offset provision, as described in Section 1.704-1(b)(2)(ii)(d)(3) of the Treasury Regulations.

                (e) All Net Loss and all Company deductions attributable to Company indebtedness as to which one or more Members bears an economic risk of loss shall be allocated to such Members, and shall be apportioned among them in accordance with the amount of loss to be borne by each.

        5.3 INTENTION REGARDING ALLOCATIONS. It is the intention of the Members that the allocation provisions of this Agreement facilitate the economic agreements of the parties hereof as set forth in Article VI hereof, and such allocation provisions shall be interpreted so as to be construed with such intention.

                                   ARTICLE VI

                                  DISTRIBUTIONS

        6.1 DISTRIBUTIONS. Except as otherwise provided in Section 9.2(a), distributions of cash or Company assets shall be made at the time determined by the Manager, and shall be allocated between the Members in accordance with their respective number of Units until all Members have received cumulative distributions of cash or assets equal to their original capital contributions, valuing any assets distributed as of the date of their distribution by the Company. After the Members have received aggregate distributions equal to their capital contributions, eighty percent (80%) of subsequent distributions shall be made to Members in proportion to their respective number of Units and the remaining twenty percent (20%) of such distributions shall be made to the Manager. The Manager shall be entitled to re-allocate all or any portion of such distribution as between the Manger and one or more other Members, as agreed to by such Members. Notwithstanding the prior portion of this Section 6.1, the Company shall distribute cash (the "Tax Distribution") equal to at least thirty percent (30%) of the Net Profit to each Member for each year allocated to such Member, no later than one hundred twenty (120) days after the end of the corresponding fiscal year, unless the Manager and a Majority in Interest of the Members agree in writing to a lower percentage for a given fiscal year. Such Tax Distribution shall be adjusted in good faith by the Manager in the event of an increase in any applicable federal long term tax rates. The Manager shall have the right, but not the obligation, to distribute any assets of the Company in kind. No Member shall have the right to demand a

                                       6.

distribution of assets in kind. The Manager shall determine the value of any assets distributed in kind in its sole discretion.

                                 ARTICLE VII

                          BOOKS, RECORDS AND ACCOUNTING

        7.1 BOOKS AND RECORDS. The Company shall maintain complete and accurate books and records of the Company's business including, but not limited to, the following:

               (a) A current list of the full name and last known business or residence address of each Member, together with the capital contribution and number of Units of each Member.

               (b) A copy of the Articles and any and all amendments thereto.

               (c) Copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six (6) most recent taxable years.

               (d) A copy of this Agreement and any and all amendments hereto.

               (e) Copies of the financial statements of the Company, if any, for the six (6) most recent fiscal years, which need not be audited.

        7.2 LOCATION OF BOOKS AND RECORDS. The Company's books of account and other records shall be maintained at the Company's principal place of business or another place designated by the Manager.

        7.3 ACCOUNTING METHODS. For book and tax purposes, the Company shall adopt such method of accounting that is permissible under the Code as the Manager selects.

        7.4 FISCAL YEAR. The annual accounting period of the Company shall be the calendar year.

        7.5 FINANCIAL STATEMENTS; TAX RETURN INFORMATION. As soon as practicable and, in any event within one hundred twenty (120) days after the end of each fiscal year, the Company's unaudited financial statements for such fiscal year and any information from the Company necessary for the preparation of the Members' tax returns shall be made available to each Member at the Company's principal office. Appropriate Schedule K-1 documents shall be sent to the Members as required by law.

                                 ARTICLE VIII

             RESTRICTIONS ON TRANSFER OF UNITS OR ECONOMIC INTEREST

        8.1 PROHIBITION ON TRANSFERS. Except as otherwise specifically provided herein, no Member or Economic Interest Holder may sell, assign, transfer, pledge, encumber or otherwise dispose of (any of which is a "Transfer") his or her Units or Economic Interest, in whole or in

                                       7.

part, or enter into any agreement or grant any options or rights with respect thereto, whether by action of such Member (or Economic Interest Holder) or by operation of law or otherwise, without the prior consent of the Manager. The Manager may withhold its consent to such a Transfer in its sole and absolute discretion.

        The Manager may consent to a Transfer without consenting to the admission of the transferee under such approved Transfer (a "Transferee") as a Member of the Company. A Transferee may only be admitted as a Member of the Company if and when (i) the Transferee becomes a party to this Agreement by agreeing in writing to be bound by the terms and provisions hereof and (ii) the Manager consents to such admission, which consent may be withheld in his sole and absolute discretion. Any Transferee shall execute and acknowledge such other instruments as the Manager may deem necessary or desirable to effectuate the admission of the Transferee as a Member of the Company. Any Transferee not admitted as a Member of the Company shall be an Economic Interest Holder only, entitled to the Net Profits, Net Loss, and distributions of cash and other assets allocable to the assigned Units, but not entitled to vote on Company matters or to exercise or enjoy any of the other rights of a Member of the Company, unless and until such Transferee is admitted as a Member of the Company. Each Transferee or any subsequent Transferee of Units or Economic Interests, or any partial interests thereof, shall hold such Units or Economic Interests subject to all the provisions hereof and shall make no transfers except as permitted hereby. Any purported transfer in violation of any provision hereof shall be void ab initio and shall not operate to transfer any right, title or interest to the purported transferee.

        8.2 PERMITTED TRANSFERS. Notwithstanding Section 8.1, a Member or Economic Interest Holder shall be entitled to Transfer his Units or his Economic Interest, as the case may be, to any Permitted Transferee. "Permitted Transferee" shall mean (i) any Initial Member, (ii) any trust, established by an Initial Member (A) following the death of an Initial Member who is a natural person or (B) for the exclusive benefit of an Initial Member, his or her spouse and/or the descendants of either of them.

        8.3 PLEDGE. A Member or Economic Interest Holder may pledge his or her Units or Economic Interest as collateral security to one or more financial institutions or nonoperating companies, but only if the secured party has agreed in writing that, prior to selling any or all of such collateral in satisfaction of the Member's Economic Interest Holder's obligations, such collateral shall first be offered for sale to Members.

        8.4 VOID TRANSFERS. Any attempted Transfer of any Units or an Economic Interest other than in compliance with this Article VIII is void and ineffective.

        8.5 LEGEND ON SHARES. Each Member shall have placed on certificates, if any, representing its Units in the Company the following words:

        SALE, TRANSFER, HYPOTHECATION, ENCUMBRANCE, OR DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF THE OPERATING AGREEMENT OF W.R. HAMBRECHT/INLQ, LLC. ALL RESTRICTIONS CONTAINED IN SUCH AGREEMENT ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE. A COPY OF THE

                                       8.

        AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF W.R. HAMBRECT/INLQ, LLC. AT 550 FIFTEENTH STREET, SAN FRANCISCO, CALIFORNIA, 94103.

        8.6 WITHDRAWAL PROHIBITED. Except as otherwise specifically provided herein, no Member may withdraw or resign from the Company until there has been a dissolution and a full and complete winding up of the Company in accordance with this Agreement and the Act.

                                   ARTICLE IX

                           DISSOLUTION AND WINDING-UP

        9.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved and its affairs wound up in accordance with the Act and this Agreement upon occurrence of any of the following (each an "Event of Dissolution"):

                (a) the sale of all or substantially all of the assets of the Company.

                (b) the vote to dissolve of the Manager and a Majority in Interest of the Members.

        9.2 WINDING UP OF THE COMPANY.

                (a) Upon the dissolution of the Company, the Manager shall proceed with the winding up of the affairs of the Company. The assets shall be liquidated as promptly as is consistent with obtaining a fair market value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Manager to the Members in accordance with the Members' closing Capital Account balances.

                (b) Upon the completion of the winding up and liquidation of the Company, a final statement with respect thereto shall be prepared by the Manager or its designee and submitted to each Member. Upon completion of the liquidation, the Company shall be deemed completely dissolved and terminated and Articles of Dissolution of the Company shall be filed with the California Secretary of State in accordance with the Act.

                                    ARTICLE X

                                  MISCELLANEOUS

        10.1 AMENDMENT; ENTIRE AGREEMENT. This Agreement may be amended or modified from time to time only by a written instrument signed by the Manager and a Majority in Interest of the Members. This Agreement represents the sole and entire agreement among the Members relative to the Company and supersedes all prior agreements and understandings with respect to the subject matter hereof, provided that to the extent any provision hereof is ineffective or prohibited under the Act, this Agreement shall be deemed amended only to the degree necessary to make such provision effective or to eliminate the prohibition under the Act.


                                       9.

        10.2 NOTICES. All notices, consents, demands and other communications provided for herein (any of which is a "Notice") shall be in writing and shall be sent by United States mail, first class postage prepaid, facsimile transmission or recognized courier service directed to a Member at the address or facsimile number as set forth in the Company's records. Any such Notice shall be deemed given, in the case of delivery by United States mail, first class postage prepaid, on the third business day after the day mailed; in the case of courier service, on the business day received; and in the case of facsimile transmission, upon confirmation of receipt. Another address may be designated by a Member from time to time by Notice given in accordance with the provisions of this Section 10.2.

        10.3 BINDING EFFECT; SUCCESSORS AND ASSIGNS. Except as otherwise herein provided, this Agreement shall be binding upon, and inure to the benefit of the Members and their successors. Nothing in this Agreement is intended to confer upon any party, other than the Members and their respective successors, any rights remedies, obligations or liabilities under or by reason of this Agreement.

        10.4 SPECIFIC ENFORCEMENT. This Agreement, and each of the provisions hereof, shall be specifically enforceable. Appropriate injunctive relief may be applied for and granted in conjunction therewith. Any remedy provided for in this Agreement shall be cumulative and not exclusive and shall be available in addition to any other remedies which any party may have under this Agreement or otherwise.

        10.5 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely within the state of California.

        10.6 SECTION HEADINGS. The Article and Section headings used in this Agreement are for reference purposes only, and should not be used in construing this Agreement.

        10.7 MISCELLANEOUS TERMS AND USAGE. The term "shall" is mandatory; the term "may" is permissive. The term "including" is by way of example and not limitation. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender or singular or plural, as the context requires. All terms defined herein shall be equally applicable to both the singular and plural forms. Any agreement referred to herein (including this Agreement) shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement. The term "herein" means this Agreement, including the Exhibits hereto. The term "business day" means any day, other than Saturday, Sunday or a federal legal holiday.

        10.8 JURISDICTION AND VENUE. Any suit involving any dispute or matter arising under this Agreement may only be brought in the appropriate United States District Court in California or any California State Court having jurisdiction over the subject matter of the dispute or matter. The Members hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

        10.9 ARBITRATION. Any dispute, claim or controversy of whatever nature arising out of or relating to this Agreement, including, without limitation, any action or claim based on tort,

                                      10.

contract, or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement, shall be resolved by final and binding arbitration (except to the extent that final and binding arbitration of disputes involving the payment of fees is prohibited by California law) before a single arbitrator selected from and administered by the San Francisco office of JAMS/Endispute ("JAMS"), in accordance with JAMS's then existing Rules of Practice and Procedure. The arbitration hearing shall be held in San Francisco, California, and shall commence no later than 9 months following the service of a Demand For Arbitration. The provisions of California Code of Civil Procedure section 1283.05 or its successor section(s) are incorporated in and made a part of this agreement to arbitrate. Depositions may be taken and full discovery may be obtained in any arbitration commenced under this provision.

The Arbitrator shall, within fifteen (15) calendar days after the conclusion of the Arbitration hearing, issue a written award and a written statement of decision describing the reasons for the award, including the calculation of any damages awarded. The Arbitrator shall be empowered to award compensatory or actual damages in the amount established by the preponderance of the evidence, but shall NOT have the authority (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify or materially change this Agreement or other agreements entered into between the parties. The parties shall bear equally the costs and fees of JAMS and the arbitrator; however, the arbitrator, in his or her sole discretion, shall be authorized to determine whether a party is the prevailing party and, if so, to award to that prevailing party reimbursement for its reasonable attorneys' fees, disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and costs arising from the arbitration. The Arbitrator, and not a court, shall also be authorized to determine whether the provisions of this section apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures.

        Absent the filing of an application to correct or vacate the arbitration award under California Code of Civil Procedure section 1285 et seq., each party shall fully perform and satisfy the terms of the arbitration award within 15 days of the service of the award. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, THE PARTIES UNDERSTAND THAT THEY ARE WAIVING CERTAIN SUBSTANTIAL RIGHTS AND PROTECTIONS WHICH MAY OTHERWISE BE AVAILABLE IF A DISPUTE BETWEEN THE PARTIES WERE DETERMINED BY LITIGATION IN COURT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK OR OBTAIN ITEMS REFERENCED IN CLAUSES (i) THROUGH (iii) ABOVE, THE RIGHT TO A JURY TRIAL AND CERTAIN RIGHTS OF APPEAL.

        10.10 ATTORNEY FEES. In any litigation, arbitration, or other proceeding by which a Member either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement against any other Member, the prevailing party, unless specifically provided otherwise herein, shall be awarded reasonable attorney fees, together with any costs and expenses, incurred to resolve the dispute and to enforce the final judgment. The prevailing party shall be determined based upon an assessment of which party's major arguments made or positions taken in the proceedings fairly could be said to have prevailed over the other party's major arguments or positions (with reference to the amounts of damages awarded, if any) on the major disputed issues in the decision.


                                      11.
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        10.11 FURTHER ASSURANCES. The Members shall execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

        10.12 COUNTERPARTS AND EXECUTION. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which taken together shall constitute one Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as hand delivery of a manually executed counterpart of this Agreement.

        10.13 CONFIDENTIALITY. No Member shall divulge the terms, conditions, underlying business objectives of the Company, or the any identifying information concerning any of the other Members to any third party without the express written consent of the Manager or without being compelled by law. This provision shall survive for three (3) years after the termination of this Agreement. The non-disclosure provisions hereof shall not prohibit disclosure to a Member's attorneys, accountants, or other professional advisors when those advisors are themselves bound not to disclose the secrets of their clients.






                                      12.

        INTENDING TO BE LEGALLY BOUND, the parties hereto have executed and delivered this document as of the date first above written.

                                     MEMBERS

                                     W.R. HAMBRECHT/INLQ MANAGEMENT, LLC


                                     By:
                                         ---------------------------------------
                                         J.D. Delafield, Manager





                                      13.

        INTENDING TO BE LEGALLY BOUND, the parties hereto have executed and delivered this document as of the date first above written.

                                             -----------------------------------
                                                   (PRINT NAME OF INVESTOR)



                                             -----------------------------------
                                                         (SIGNATURE)







                                      14.